                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 18, 1999 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders of Leap Wireless International, Inc., which is incorporated by reference in Leap Wireless International, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1999. We also consent to the incorporation by reference of our report dated October 18, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 16, 2000 relating to the financial statements of Chase Telecommunications Holdings, Inc., which appears in the Current Report on Form 8-K/A Amendment No. 1 of Leap Wireless International, Inc. dated March 17, 2000.



PricewaterhouseCoopers LLP

San Diego, California
June 21, 2000